UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2006

eMerge Interactive, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29037	65-0534535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL	32958
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 27, 2006, eMerge Interactive, Inc. (the “Company”) closed the sale of securities to an investor (the “Investor”) in a private placement transaction previously announced on January 23, 2006. At the closing, the Company sold 8,000,000 shares of class A common stock to the Investor for a purchase price of $2,880,000 (or $0.36 per share) pursuant to the terms of the Securities Purchase Agreement, dated as of January 19, 2006 (the “Purchase Agreement”), between the Company and the Investor. As part of the transaction, the Company also issued to the Investor a warrant to purchase 5,000,000 shares of class A common stock at an exercise price of $0.45 per share (the “Warrant”). The Warrant becomes exercisable 180 days after the closing date and remains exercisable for a period of five years thereafter. In addition, at the closing, the Investor exercised an existing warrant to purchase approximately 800,000 shares of class A common stock at an exercise price of $0.36 per share. The placement agents for the transaction received a cash fee of $144,000 and warrants to purchase an aggregate of 400,000 shares of class A common stock at an exercise price of $0.36 per share (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable immediately and remain exercisable for a period of five years.

In connection with the offer and sale of securities to the Investor and the placement agents, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company believes that the Investor and the placement agents are “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act.

The Company also entered into a Registration Rights Agreement, dated as of January 27, 2006 (the “Registration Rights Agreement”), with the Investor pursuant to which the Company has agreed to file, within nine months after the closing, a registration statement covering the resale of the shares of class A common stock sold to the Investor and the shares of class A common stock issuable upon exercise of the Warrant issued to the Investor.

Copies of the Purchase Agreement, the Warrant issued to the Investor, the Registration Rights Agreement and the form of Placement Agent Warrant are filed herewith as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 30, 2006, the Company issued a press release announcing that it closed the private placement of class A common stock and a warrant to an investor. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Securities Purchase Agreement, dated as of January 19, 2006, by and between eMerge Interactive, Inc. and the investor party thereto (previously filed as Exhibit 10.1 to eMerge Interactive, Inc.’s Current Report on Form 8-K dated January 23, 2006 and incorporated herein by reference).

10.2	Common Stock Purchase Warrant, dated as of January 27, 2006, issued by eMerge Interactive, Inc. to The Biegert Family Irrevocable Trust, dated June 11, 1998.

10.3	Registration Rights Agreement, dated as of January 27, 2006, by and between eMerge Interactive, Inc. and The Biegert Family Irrevocable Trust, dated June 11, 1998.

10.4	Form of Common Stock Purchase Warrant, dated as of January 27, 2006, issued by eMerge Interactive, Inc. to each of AgriCapital Securities Inc. and B. Riley & Co.

99.1	Press release, dated January 30, 2006, announcing that eMerge Interactive, Inc. has closed the private placement of class A common stock and a warrant to an investor (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGE INTERACTIVE, INC.

Date: January 31, 2006	By:	/s/ DAVID C. WARREN
David C. Warren
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.:	Description:
10.1	Securities Purchase Agreement, dated as of January 19, 2006, by and between eMerge Interactive, Inc. and the investor party thereto (previously filed as Exhibit 10.1 to eMerge Interactive, Inc.’s Current Report on Form 8-K dated January 23, 2006 and incorporated herein by reference).

10.2	Common Stock Purchase Warrant, dated as of January 27, 2006, issued by eMerge Interactive, Inc. to The Biegert Family Irrevocable Trust, dated June 11, 1998.

10.3	Registration Rights Agreement, dated as of January 27, 2006, by and between eMerge Interactive, Inc. and The Biegert Family Irrevocable Trust, dated June 11, 1998.

10.4	Form of Common Stock Purchase Warrant, dated as of January 27, 2006, issued by eMerge Interactive, Inc. to each of AgriCapital Securities Inc. and B. Riley & Co.

99.1	Press release, dated January 30, 2006, announcing that eMerge Interactive, Inc. has closed the private placement of class A common stock and a warrant to an investor (furnished pursuant to Item 7.01).